                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                   ____________

                                     FORM 8-K

                                  CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        November 24, 1999
                                                 -----------------------------


                                   ON2.COM INC.
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          (Exact name of registrant as specified in its charter)




   COLORADO                        000-23171             84-1280679
   --------                        ---------             ----------
  (State or other jurisdiction     (Commission           (I.R.S. Employer
  of incorporation)                File Number)          Identification No.)


  375 GREENWICH STREET, 4TH FLOOR
  NEW YORK, NY                                           10013
  -------------------------------                    ----------------
  (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (212) 941-2400
                                                   ----------------------

     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)


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                          CURRENT REPORT ON FORM 8-K
                                ON2.COM INC.

                              NOVEMBER 24, 1999

ITEM 5. OTHER EVENTS

     On November 11, 1999 On2.com Inc. (the "Company") entered into a three-year employment agreement with, Mr. Joseph ("Joey") Berlin, in exchange for cash and shares of the Company's common stock valued at $2,500,000. As part of the agreement, the Company also acquired an audiotape library containing recorded interviews with entertainment industry celebrities that were created and produced by Mr. Berlin over approximately the last 20 years. The purchase price was determined through arm's length negotiation and was premised upon fulfilling the Company's strategic business objectives supporting the launch of its "On2 Movies" web channel in December of 1999.

     Mr. Berlin is president of the Broadcast Film Critics Association, the largest organization of television and radio film critics in the United States. Copley News Service has syndicated Berlin's "Film Close-Up" column for more than 10 years. Mr. Berlin is chief writer and producer for four daily celebrity-focused radio programs syndicated to more than 700 stations nationwide. He has written extensively on movies and the entertainment industry for publications including the Los Angeles Times, Newsday and the New York Post.

     The Company paid $250,000 in cash from its working capital and issued 182,314 shares of its common stock valued at $2,250,000, primarily in exchange for an employment agreement that provides the Company with, among other things, access to Mr. Berlin's extensive audience, rights to market programming and solicit advertising and business partners through use of Mr. Berlin's name and history as a Hollywood "insider" and media personality and the rights to develop and distribute original programming content hosted by Mr. Berlin over the On2 Network, including interviews with entertainment industry celebrities that may also be syndicated to radio stations.

     One third of the shares were issued upon signing of the agreement. The remainder are held in escrow and will be issued in similar lots on each of the subsequent two anniversary dates if the employment agreement is not terminated by either party. Options to purchase 30,000 shares of the Company's common stock were also issued to Mr. Berlin. The options were granted at the closing market price listed on the American Stock Exchange on the date of the agreement and have a vesting period of three years.

     Mr. Berlin has joined the Company as President of Celebrity Interviews Inc., a newly formed subsidiary. Prior to the employment agreement, the Company and its officers, directors and affiliates had no relationship with Mr. Berlin or his associates.

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                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ON2.COM INC.


Dated: November 24, 1999                     By: /s/  Barry M. Shereck
                                                -------------------------------
                                                 Barry M. Shereck
                                                 Chief Financial Officer